                           OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
        (INCLUDING THE ASSOCIATED CLASS A COMMON STOCK PURCHASE RIGHTS)
                                      AND
                 ALL OUTSTANDING SHARES OF CLASS B COMMON STOCK
        (INCLUDING THE ASSOCIATED CLASS B COMMON STOCK PURCHASE RIGHTS)
                                       OF
                          BEN & JERRY'S HOMEMADE, INC.
                                       AT
                              $43.60 NET PER SHARE
                                       BY
                     VERMONT ALL NATURAL EXPANSION COMPANY,
                          A WHOLLY OWNED SUBSIDIARY OF
                                 CONOPCO, INC.,
                                A SUBSIDIARY OF
                                 UNILEVER N.V.
---------------------------------------------------------

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
   NEW YORK CITY TIME, ON MONDAY, MAY 15, 2000, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                  April 18, 2000

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase dated April 18, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Vermont All Natural Expansion Company, a Vermont corporation (the "Purchaser") and a wholly owned subsidiary of Conopco, Inc., a New York corporation ("Conopco"), which is indirectly owned 75% by Unilever N.V., a company organized under the laws of The Netherlands, and 25% by Unilever PLC, an English public limited company, to purchase all outstanding
(i) shares (the "Class A Shares") of Class A Common Stock, par value $.033 per share ("Class A Common Stock"), of Ben & Jerry's Homemade, Inc., a Vermont corporation (the "Company"), together with the associated rights (the "Class A Rights") to purchase shares of Class A Common Stock issued pursuant to the Class A Rights Agreement dated as of July 30, 1998, between the Company and American Stock Transfer & Trust Company, as amended from time to time (the "Class A Rights Agreement") or (ii) shares (the "Class B Shares" and, together with the Class A Shares, the "Shares") of Class B Common Stock, par value $.033 per share (the "Class B Common Stock"), together with the associated rights (together with the Class A Rights, the "Rights") to purchase shares of Class B Common Stock issued pursuant to the Class B Rights Agreement dated as of July 30, 1998, between the Company and American Stock Transfer & Trust Company, as amended from time to time (together with the Class A Rights Agreement, the "Rights Agreements"), at a price of $43.60 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal. Also enclosed is the Letter to Shareholders of the Company from the President and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9. Unless the context otherwise requires all references herein to the Shares shall include the Rights, and all references to the Rights include the benefits that may inure to holders of the Rights pursuant to the Rights Agreements.

    We (or our nominees) are the holder of record of shares held by us for your account. A tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of

Transmittal is furnished to you for your information only and cannot be used to tender shares held by us for your account.

    We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

        1. The Offer Price is $43.60 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

        2. The Offer is being made for all outstanding Shares.

        3. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of April 11, 2000 (the "Merger Agreement"), among Conopco, the Purchaser and the Company pursuant to which, as soon as practicable following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Conopco. At the effective time of the Merger, each outstanding Share (other than Shares held by shareholders who perfect their dissenters' rights under Vermont law, Shares owned by the Company as treasury stock, and Shares owned by Conopco or the Purchaser) will be converted into the right to receive $43.60 per Share in cash, or any higher price per share paid pursuant to the Offer, without interest thereon, as set forth in the Merger Agreement and described in the Offer to Purchase.

        4. The Board of Directors of the Company has adopted the Offer and the Merger, determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's shareholders and unanimously recommends that the holders of the Shares accept the Offer and tender their Shares pursuant to the Offer.

        5. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MAY 15, 2000 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

        6. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (A) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER SUCH NUMBER OF SHARES THAT, TAKING INTO ACCOUNT THE CONVERSION OF THE CLASS B SHARES INTO CLASS A SHARES, WOULD CONSTITUTE AT LEAST A MAJORITY OF THE VOTING POWER OF THE COMPANY COMMON STOCK (DETERMINED ON A FULLY DILUTED BASIS, AFTER GIVING EFFECT TO THE EXERCISE OR CONVERSION OF ALL OPTIONS, RIGHTS AND SECURITIES EXERCISABLE OR CONVERTIBLE INTO VOTING SECURITIES) AND
    (B) THE WAITING PERIOD (AND ANY EXTENSION THEREOF) UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, APPLICABLE TO THE PURCHASE OF SHARES PURSUANT TO THE OFFER HAVING EXPIRED OR BEEN TERMINATED.

        7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

        8. Tendering shareholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, Federal income tax backup withholding at a rate of 31% may be required, unless an

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    exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

    If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

    Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by Morgan Guaranty Trust Company of New York (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such shares,
(b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 2 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. To the extent the Purchaser, Conopco or Unilever N.V. becomes aware of any state law that would limit the class of offerees in the Offer, the Purchaser reserves the right to amend the Offer and, depending on the timing of such amendment, if any, will extend the Offer to provide adequate dissemination of such information to holders of Shares prior to the expiration of the Offer. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Morgan Stanley & Co. Incorporated, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
                        OF BEN & JERRY'S HOMEMADE, INC.

    The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Vermont All Natural Expansion Company dated April 18, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal relating to (i) shares of Class A Common Stock (the "Class A Shares"), par value $.033 per share (the "Class A Common Stock"), of Ben & Jerry's Homemade, Inc., a Vermont corporation (the "Company"), together with the associated rights to purchase shares of Class A Common Stock issued pursuant to the Class A Rights Agreement dated as of July 30, 1998, as amended from time to time, and (ii) shares of Class B Common Stock (the "Class B Shares" and, together with the Class A Shares, the "Shares"), par value $.033 per share (the "Class B Common Stock"), of the Company, together with the associated rights to purchase shares of Class B Common Stock issued pursuant to the Class B Rights Agreement dated as of July 30, 1998, as amended from time to time.

    This will instruct you to tender the number of shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

  Number of Class A Shares to be Tendered:*
  Number of Class B Shares to be Tendered:*

                                          SIGN HERE

                                          ______________________________________
                                                       Signature(s)

                                          ______________________________________
                                               Please Type or Print Name(s)

                                          ______________________________________
                                          ______________________________________
                                             Please Type or Print Address(es)

                                          ______________________________________
                                              Area Code and Telephone Number

                                          ______________________________________
                                            Taxpayer Identification or Social
                                                     Security Number

                                          Dated:
              ------------------------------------------------------------------

------------------------

* Unless otherwise indicated, it will be assumed that all your Shares and Rights are to be tendered.

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